UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2007

CYTOGEN CORPORATION
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 30, 2007, Cytogen Corporation (“Cytogen”) and InPharma AS (“InPharma”) executed an amendment to the Product License and Assignment Agreement dated as of October 11, 2006 (the “License Agreement”) between the parties.  Under the License Agreement, InPharma granted Cytogen exclusive rights for CAPHOSOL® in North America.  The License Agreement also provides Cytogen with the option to acquire the rights to CAPHOSOL for the European and Asian markets.

Under the amendment to the License Agreement, Cytogen and InPharma restructured the amounts payable by Cytogen in connection with the exercise of the option for European marketing rights.  Cytogen currently is seeking a strategic partner to market CAPHOSOL in Europe.

CAPHOSOL is an advanced electrolyte solution for the treatment of oral mucositis caused by radiation or high dose chemotherapy and dry mouth that is approved in the U.S. as a prescription medical device.  Cytogen introduced CAPHOSOL to the U.S market in March 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Michael D. Becker
Michael D. Becker
President and Chief Executive Officer

Dated:    September 5, 2007